The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-259809
Subject to Completion
Preliminary Prospectus Supplement dated March 31, 2022
PROSPECTUS SUPPLEMENT
(To Prospectus Dated October 13, 2021)
THE YORK WATER COMPANY

825,000 Shares of Common Stock
The York Water Company (“York Water” or the “Company”) is offering 825,000 shares of its common stock, no par value (“York Water Common Stock”).
York Water Common Stock is listed on the NASDAQ Global Select Market under the symbol “YORW.” On March 30, 2022, the closing price of York Water Common Stock on the NASDAQ Global Select Market was $45.45 per share.
Investing in York Water Common Stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, page 3 of the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus.
	Per Share	Total
Public offering price	$	$
Underwriting Discounts and Commissions(1)	$	$
Proceeds, before expenses, to York Water	$	$
(1)	Assumes no exercise of the underwriter’s option to purchase additional shares, described below.
The underwriter has an option, exercisable within 30 days after the date of this prospectus supplement, to purchase up to 123,750 additional shares of York Water Common Stock directly from us on the same terms set forth above.
Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the related prospectus. Any representation to the contrary is a criminal offense.
No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement. If any other information or representations are given or made, you must not rely on them as having been authorized.
The underwriter expects to deliver the shares of York Water Common Stock to purchasers on or about April   , 2022.
Janney Montgomery Scott
This Prospectus Supplement is dated March   , 2022

PROSPECTUS SUPPLEMENT
PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “York Water,” “Company,” “we,” “us,” “our” or similar references mean The York Water Company. In this prospectus supplement references to “$” or “dollars” are to the lawful currency of the United States.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of York Water Common Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated September 27, 2021, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the United States Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus) the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we have filed with the SEC, under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may find the registration statement, including exhibits, on the SEC’s website at www.sec.gov. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
We have not, and the underwriter has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may provide to you in connection with this offering. Neither we nor the underwriter take any responsibility for, or provide any assurances as to the reliability of, any additional or different information that others may give you. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide to you in connection with this offering is accurate only as of their respective dates or as of the respective dates specified in such information, as applicable, and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents or as of the respective dates specified in such information, as applicable, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of York Water Common Stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell or a solicitation of an offer to buy shares of York Water Common Stock in any state or other jurisdiction to any person to whom it is unlawful to make such an offer or solicitation.
S-i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
We discuss in this prospectus supplement, the accompanying prospectus and in documents that we have incorporated into this prospectus by reference certain matters which are not historical facts, but which are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “may,” “should,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify “forward-looking statements.” We intend these forward-looking statements to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference, and in particular those factors referenced in the “Risk Factors” sections in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. These forward-looking statements include, but are not limited to statements regarding:
—	the amount and timing of rate changes and other regulatory matters including the recovery of costs recorded as regulatory assets;
—	expected profitability and results of operations;
—	trends;
—	goals, priorities and plans for, and cost of, growth and expansion;
—	strategic initiatives;
—	availability of water supply;
—	water usage by customers; and
—	the ability to pay dividends on common stock and the rate of those dividends.
These forward-looking statements reflect what the Company currently anticipates will happen. What actually happens could differ materially from what it currently anticipates will happen. The Company does not intend to make a public announcement when forward-looking statements in this prospectus supplement are no longer accurate, whether as a result of new information, what actually happens in the future or for any other reason. Important matters that may affect what will actually happen include, but are not limited to:
—	changes in weather, including drought conditions or extended periods of heavy rainfall;
—	natural disasters, including pandemics such as the current outbreak of the novel strain of coronavirus known as “COVID-19” and the effectiveness of the Company’s pandemic plans;
—	levels of rate relief granted;
—	the level of commercial and industrial business activity within the Company's service territory;
—	construction of new housing within the Company's service territory and increases in population;
—	changes in government policies or regulations, including the tax code;
—	the ability to obtain permits for expansion projects;
—	material changes in demand from customers, including the impact of conservation efforts which may impact the demand of customers for water;
—	changes in economic and business conditions, including interest rates;
—	loss of customers;
—	changes in, or unanticipated, capital requirements;
—	the impact of acquisitions;
—	changes in accounting pronouncements;
—	changes in the Company’s credit rating or the market price of its common stock; and
—	the ability to obtain financing.
S-ii

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, as well as those risks more fully discussed in the sections of this prospectus supplement and the accompanying prospectus entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, including in our most recent Annual Report on Form 10-K for the year ended December 31, 2021.
Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which such statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.
S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and accompanying prospectus and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the shares we are offering as well as information regarding our business and detailed financial data. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference herein and therein in their entirety before making an investment decision.
The terms “York Water,” “Company,” “we,” “us,” “our” or similar references mean The York Water Company. The term “you” refers to a prospective investor. To understand the offering fully and for a more complete description of the offering you should read this entire document carefully, including especially the “Risk Factors” sections of this prospectus supplement and the accompanying prospectus, as well as the documents to which we have referred you in the section entitled “Where You Can Find More Information.”
About The York Water Company
We were organized under the laws of the Commonwealth of Pennsylvania in 1816 and are the oldest investor-owned water utility in the United States. The primary business of the Company is to impound, purify to meet or exceed safe drinking water standards and distribute water. We also own and operate two wastewater collection systems and five wastewater collection and treatment systems. We operate within our franchised water and wastewater territory, which covers portions of 51 municipalities within three counties in south-central Pennsylvania. We are regulated by the Pennsylvania Public Utility Commission, or PPUC, for both water and wastewater in the areas of billing, payment procedures, dispute processing, terminations, service territory, debt and equity financing and rate setting. We must obtain PPUC approval before changing any practices associated with the aforementioned areas.
Water service is supplied through our own distribution system. We obtain the bulk of its water supply from both the South Branch and East Branch of the Codorus Creek, which together have an average daily flow of 73.0 million gallons. This combined watershed area is approximately 117 square miles. We have two reservoirs, Lake Williams and Lake Redman, which together store approximately 2.2 billion gallons of water. We supplement our reservoirs with a 15-mile pipeline from the Susquehanna River to Lake Redman which provides access to an additional supply of 12.0 million gallons of untreated water per day. We also own nine wells which are capable of providing a safe yield of approximately 597,000 gallons per day to supply water to the customers of our satellite systems in Adams County. As of December 31, 2021, our average daily availability was 39.6 million gallons, and average daily consumption was approximately 20.1 million gallons. Our service territory had an estimated population of 204,000 as of December 31, 2021. Industry within our service territory is diversified, manufacturing such items as fixtures and furniture, electrical machinery, food products, paper, ordnance units, textile products, air conditioning systems, laundry detergent, barbells, and motorcycles.
Corporate Information
Our principal executive offices are located at 130 East Market Street, York, Pennsylvania 17401. Our telephone number is (717) 845-3601. Our website address is www.yorkwater.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this preliminary prospectus.
Our Mission Statement
The York Water Company is committed to providing our customers with safe, dependable, high-quality water, wastewater, and related services that meet or exceed customer expectations at reasonable rates in an environment encouraging dedicated employees to achieve their highest standard of performance while earning a fair return for our shareholders.
Our Business Strategy
Invest in Projects, Products and Services that Complement our Core Water and Wastewater Competencies and Extend the Reach of Our Utility Services to Additional Customers
We continuously upgrade and replace utility infrastructure as well as enhance the integrity and reliability of assets to better serve current and future generations of water and wastewater customers. Each acquisition requires a detailed asset management inventory and improvement program to improve acquired assets to our operating, reliability, and redundancy standards. We have identified $94.0 million of capital expenditure projects in 2022 and 2023 for routine transmission and distribution projects as well as additional main extensions, dam improvements, an elevated water tank, water treatment plant construction, and various replacements of infrastructure.
Timely and Adequate Recovery of Infrastructure Investments and Other Costs to Maintain Service Quality
From time to time, we file applications for rate increases with the PPUC and are granted rate relief as a result of such requests. Most recently, the PPUC authorized an increase in rates effective March 1, 2019. We anticipate filing a rate increase request in 2022. The PPUC permits water utilities to collect a distribution system improvement charge, or DSIC. The DSIC allows us to add a charge to customers’ bills for qualified replacement costs of certain infrastructure without submitting a rate filing. This surcharge mechanism typically adjusts periodically based on additional qualified capital expenditures completed or anticipated in a future period.
Prudent Acquisition of Water and Wastewater Utilities
Numerous municipally-owned and investor-owned regulated water and wastewater utility systems operate in or near our service territory. We have extensive experience acquiring and integrating other market participants and assets. In 2020, we acquired the wastewater collection and treatment facilities of the Letterkenny Township Municipal Authority, expanding our territory into our third county in southcentral Pennsylvania and our 51st municipality. In 2021, we acquired the wastewater collection assets of West Manheim Township adding approximately 1,800 wastewater customers. Often the acquired systems are underperforming and require capital investment to bring the systems up to our standards.
Geographic Footprint and Certificated Territory
Our certificated territory in south-central Pennsylvania positions us to serve customers who often commute to Baltimore, Maryland and Washington, DC but who prefer the quality of life and cost of living in Pennsylvania. Our organic growth has benefitted from the recent active housing market, and our developer-friendly main extension protocols entice development in and adjacent to our certificated territory.
Provide Exceptional Services and Maintain Commitment to our Status as a Trusted Brand
We take pride in our ability to provide quality and life-sustaining water and wastewater utility services. Thousands of individual homes and businesses depend on our exceptional levels of service quality. This serious responsibility to deliver value to our customers, communities and shareholders motivates us to seek out ways to continually improve our business for the benefit of customers and shareholders.
Our Competitive Strengths
Demonstrated Earnings Power
Our earnings are principally derived from the return on investment we earn on our utility assets. In the five years from 2017 to 2021, we successfully grew revenues from $48.6 million to $55.1 million. In the same period, earnings per share have risen from $1.01 to $1.30. We have provided an average return on equity of 11.0% over that period.
Operations in Constructive Regulatory Jurisdictions
We currently have our regulated utility operations in Pennsylvania which typically ranks as one of the best states in providing a constructive regulatory environment for utility operations. We have a wealth of experience working alongside regulators to provide quality water and wastewater services. Members of the management team are recruited to serve on a variety of committees and boards at the state and national level, including the American Water Works Association, the National Association of Water Companies, the Water Works Operators Association of Pennsylvania, the Pennsylvania Water Utility Council, the Pennsylvania Water Resources Advisory Council, and the Pennsylvania Technical Advisory Committee.
Significant Opportunities for Investment in Infrastructure
We are able to leverage our expertise in infrastructure improvements to improve safety and reliability throughout the territory in which we operate. We have identified approximately $94.0 million of capital expenditure projects in the next two years to provide a safe, adequate, and reliable supply of drinking water and to maintain proper handling and disposal of wastewater for our growing customer base. We are committed to redundancy in all systems, including information technology. This focus and investment mitigates risk of a potential single point of failure.
History of Dividend Growth
Our singular accomplishment of 608 consecutive dividends over 205 continuous years of operation distinguishes us from all other publicly traded utilities. We have never missed a dividend in over 200 years, which is believed to be the longest record of consecutive dividends in America. In 2021, we returned $0.76 per share in dividends to our investors. This represents a 4.0% increase over dividends paid in 2020. We have increased our dividend each year for 25 consecutive years.
Commitment to Environmental and Social Responsibility
We consider environmental and social responsibility to include environmental leadership and sustainability, operational excellence, employee engagement, safety, inclusion and diversity, active community engagement, civic and charitable involvement, and transparency. We integrate environmental and social responsibility policies and practices into our daily operations.
Dedicated Board of Directors
We are governed by an experienced and dedicated Board of Directors who are well versed in public company governance and market strategy. The Board focuses on accountability, responsibility, reliability, and innovation in setting our corporate agenda. The Board is comprised of a diverse complement of directors who appreciate the importance of our culture and history, while looking for opportunities to advance financial and operational efficiencies.
Experienced Management Team
Our senior management team is highly experienced in the water and wastewater utility industry. JT Hand, President and CEO, has been with the Company for 14 years. The team is supported by a deep roster of diverse employees in leadership positions with extensive experience in the operation of regulated utility businesses.

The Offering
The following summary contains basic information about this offering and may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we may provide to you in connection with this offering and the documents incorporated by reference herein and therein before making an investment decision.
Issuer
The York Water Company, a Pennsylvania corporation
Description of Security Offered
825,000 shares of York Water Common Stock
Underwriter’s Option
The underwriter has an option, exercisable in whole or from time to time in part, to purchase up to 123,750 additional shares of York Water Common Stock directly from us, exercisable for 30 days after the date of this prospectus supplement.
York Water Common Stock to be Outstanding Immediately after This Offering(1)
13,941,338 shares (or 14,065,088 shares if the underwriter exercises its option to purchase additional shares of York Water Common Stock in full).
Nasdaq Global Select Market Symbol
YORW
Annualized Dividend Rate(2)
$0.7796 per share
Use of Proceeds
We expect to use the net proceeds from this offering for general corporate purposes, including our capital investment program, repayment of outstanding indebtedness, and potential acquisitions.
See “Use of Proceeds.”
Risk Factors
Investing in York Water Common Stock involves risks. See “Risk Factors” in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in shares of York Water Common Stock.
Transfer Agent and Registrar
Broadridge Corporate Issuer Solutions, Inc.
(1)
In this prospectus supplement, unless otherwise indicated, the number of shares of York Water Common Stock outstanding and other information based thereon is based on 13,116,338 shares of York Water Common Stock outstanding as at March 21, 2022, and excludes:

•
75,557 shares of Common Stock that were reserved for future issuance as of December 31, 2021 under our Long Term Incentive Award Plan, as well as any automatic increases in the number of shares of our Common Stock reserved for future issuance under the such plan;

54,021 shares of Common Stock that were reserved for future purchase as of December 31, 2021 under our Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of our Common Stock reserved for future issuance under such plan; and
•
396,544 shares of Common Stock that were reserved for future purchase as of December 31, 2021 under our Dividend Reinvestment and Direct Stock Purchase and Sale, as well as any automatic increases in the number of shares of our Common Stock reserved for future issuance under such plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriter of its option to purchase additional shares of our common stock.
(2)
Based upon the fourth quarter of 2021 dividend rate of $0.1949 per share annualized. Future dividends, if any, may be declared and paid at the discretion of the Company’s Board of Directors and will depend on our future earnings, financial condition and other factors.

Summary Financial Data
The following table sets forth summary financial data for the periods indicated. The summary financial data as of December 31, 2021, 2020 and 2019, and for each of the one-year periods ended December 31, 2021, 2020 and 2019 have been derived from our audited financial statements, which have been incorporated by reference in this prospectus supplement. The information set forth below should be read in conjunction with the Financial Statements and accompanying Notes to Financial Statements incorporated by reference in this prospectus supplement. Historical operating results are not necessarily indicative of results for any other period.
	Summary of Operations
	(In thousands of dollars, except per share amounts)
For the Year	2021	2020	2019
Operating revenues	$55,119	$53,852	$51,578
Operating expenses	31,723	29,421	27,792
Operating income	23,396	24,431	23,786
Interest expense	3,705	4,177	4,758
Gain on life insurance	—	515	—
Other income (expenses), net	(1,587)	(2,153)	(2,386)
Income before income taxes	18,104	18,616	16,642
Income taxes	1,120	2,018	2,240
Net income	$16,984	$16,598	$14,402
Per Share of Common Stock
Book value	$11.64	$10.97	$10.31
Earnings per share:
Basic	1.30	1.27	1.11
Diluted	1.30	1.27	1.11
Weighted average number of shares outstanding during the year:
Basic	13,076,263	13,033,681	12,964,080
Diluted	13,077,290	13,034,520	12,966,292
Cash dividends declared per share	0.7571	0.7280	0.7001
Utility Plant
Original cost, net of acquisition adjustments	$482,113	$434,963	$398,065
Construction expenditures	34,409	32,123	18,425
Other
Total assets	$458,853	$406,957	$363,529
Long-term debt including current portion	146,369	123,573	101,035

RISK FACTORS
Investing in York Water Common Stock involves risks. You should review and carefully consider the risks, uncertainties and other factors described below and all of the information included elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before deciding to invest in the shares of York Water Common Stock. We also urge you to consider carefully the risks, uncertainties and other factors set forth under the heading “Cautionary Note Regarding Forward-Looking Statements”. However, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, operations, financial condition and financial results and the value of the York Water Common Stock. The risk factors set forth in this prospectus supplement replace the risk factors set forth in the accompanying prospectus in their entirety.
Risks Related to York Water Common Stock
The price of York Water Common Stock may be volatile. This volatility may affect the price at which you could sell York Water Common Stock, and the sale or resale of substantial amounts of York Water Common Stock could adversely affect the market price of York Water Common Stock.
The price of York Water Common Stock may be volatile. This volatility may affect the price at which you could sell York Water Common Stock, and the sale or resale of substantial amounts of York Water Common Stock could adversely affect the market price of York Water Common Stock. The market price for York Water Common Stock has historically experienced, and may continue to experience, volatility. This volatility may affect the price at which you could sell York Water Common Stock, and the sale or issuance of substantial amounts of York Water Common Stock, or the perception that such sales or issuances could occur, could adversely affect the market price of York Water Common Stock. In addition, the availability for sale of substantial amounts of York Water Common Stock could adversely impact its market price. The issuance or sale of shares of York Water Common Stock, or the perception that such issuances or sales could occur, could adversely affect the market price of York Water Common Stock, even if our business is doing well. Any of the foregoing may also impair our ability to raise additional capital through the sale of shares of York Water Common Stock. The market price of York Water Common Stock may be influenced by many factors, some of which are beyond our control, including the factors discussed above under “Cautionary Note Regarding Forward-Looking Statements” or elsewhere in the accompanying prospectus and the documents incorporated by reference herein and therein and include the following:
•	actual or anticipated fluctuations in our operating results or our competitors’ or peers’ operating results;
•	actions by applicable regulatory authorities;
•	announcements by us, our competitors or our partners of significant contracts, acquisitions, divestitures or strategic investments;
•	our growth rate and our competitors’ or peers’ growth rates;
•	the financial markets and general economic conditions;
•	changes in stock market analyst recommendations regarding us, our competitors, our peers or the water utility industry generally, or lack of analyst coverage of York Water Common Stock;
•
sales of York Water Common Stock by our executive officers, directors and significant shareholders or sales of substantial amounts of York Water Common Stock or securities convertible into or exchangeable for York Water Common Stock, including certain of our cumulative and convertible preferred stock;

•	changes in the amount of York Water Common Stock dividends per share, the common stock dividends per share paid by our competitors and interest rates; and
•	changes in tax laws and regulations.
There are certain risks related to conflicts of interest for insurance companies and employee benefit plans.
Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering an investment in York Water Common Stock with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase of York Water Common Stock could be a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition. This is discussed in more detail under “Certain ERISA Considerations” below.
Risks Related to the Operation and Regulation of Our Business
The rates we charge our customers are subject to regulation. If we are unable to obtain government approval of our requests for rate increases, or if approved rate increases are untimely or inadequate to cover our investments in utility plant and equipment and projected expenses, our results of operations may be adversely affected.
Our ability to maintain and meet our financial objectives is dependent upon the rates we charge our customers, which are subject to approval by the PPUC. We file rate increase requests with the PPUC, from time to time, to recover our investments in utility plant and equipment and projected expenses. Any rate increase or adjustment must first be justified through documented evidence and testimony. The PPUC determines whether the investments and expenses are recoverable, the length of time over which such costs are recoverable, or, because of changes in circumstances, whether a remaining balance of deferred investments and expenses is no longer recoverable in rates charged to customers. Once a rate increase application is filed with the PPUC, the ensuing administrative and hearing process may be lengthy and costly. The timing of our rate increase requests is therefore dependent upon the estimated cost of the administrative process in relation to the investments and expenses that we hope to recover through the rate increase. In addition, the amount or frequency of rate increases may be decreased or lengthened as a result of changes in income tax laws regarding tax-basis depreciation as it applies to our capital expenditures or qualifying repair tax deductible expenditures, and by changes to income tax rates.
We can provide no assurances that future requests will be approved by the PPUC; and, if approved, we cannot guarantee that these rate increases will be granted in a timely or sufficient manner to cover the investments and expenses for which we sought the rate increase. If we are unable to obtain PPUC approval of our requests for rate increases, or if approved rate increases are untimely or inadequate to cover our investments in utility plant and equipment and projected expenses, our results of operations may be adversely affected.
We are subject to federal, state and local regulation that may impose costly limitations and restrictions on the way we do business.
Various federal, state and local authorities regulate many aspects of our business. Among the most important of these regulations are those relating to the quality of water we supply our customers, water allocation rights and the quality of the effluent we discharge from our wastewater treatment facilities. Government authorities continually review these regulations, particularly the drinking water quality regulations, and may propose new or more restrictive requirements in the future. We are required to perform water and wastewater quality tests that are monitored by the PPUC, the U.S. Environmental Protection Agency, or EPA, and the Pennsylvania Department of Environmental Protection, or DEP, for the detection of certain chemicals and compounds in our water and effluent. If new or more restrictive limitations on permissible levels of substances and contaminants in our water and wastewater are imposed, we may not be able to adequately predict the costs necessary to meet regulatory standards. If we are unable to recover the cost of implementing new water and wastewater treatment procedures in response to more restrictive quality regulations through our rates that we charge our customers, or if we fail to comply with such regulations, it could have a material adverse effect on our financial condition and results of operations.
We are also subject to water allocation regulations that control the amount of water that we can draw from water sources. The Susquehanna River Basin Commission, or SRBC, and the DEP regulate the amount of water withdrawn from streams in the watershed for water supply purposes to assure that sufficient quantities are available to meet our needs and the needs of other regulated users. In addition, government drought restrictions could cause the SRBC or the DEP to temporarily reduce the amount of our allocations. If new or more restrictive water allocation regulations are implemented or our allocations are reduced due to weather conditions, it may have an adverse effect on our ability to supply the demands of our customers, and in turn, on our revenues and results of operations.

Our business is subject to seasonal fluctuations, which could affect demand for our water service and our revenues.
Demand for our water during the warmer months is generally greater than during cooler months due primarily to additional requirements for water in connection with cooling systems, swimming pools, irrigation systems and other outside water use. Throughout the year, and particularly during typically warmer months, demand will vary with temperature and rainfall levels. If temperatures during the typically warmer months are cooler than expected, or there is more rainfall than expected, the demand for our water may decrease and adversely affect our revenues.
Weather conditions and overuse may interfere with our sources of water, demand for water services, and our ability to supply water to our customers.
We depend on an adequate water supply to meet the present and future demands of our customers and to continue our expansion efforts. Unexpected conditions may interfere with our water supply sources. Drought and overuse may limit the availability of surface and ground water. These factors might adversely affect our ability to supply water in sufficient quantities to our customers and our revenues and earnings may be adversely affected. Additionally, cool and wet weather, as well as drought restrictions and our customers’ conservation efforts, may reduce consumption demands, also adversely affecting our revenue and earnings. Furthermore, freezing weather may also contribute to water transmission interruptions caused by pipe and main breakage. If we experience an interruption in our water supply, it could have a material adverse effect on our financial condition and results of operations.
The necessity for increased security has and may continue to result in increased operating costs.
We have taken steps to increase security measures at our facilities and heighten employee awareness of threats to our water supply. We have also tightened our security measures regarding the delivery and handling of certain chemicals used in our business. We have and will continue to bear increased costs for security precautions to protect our facilities, operations and supplies. We are not aware of any specific threats to our facilities, operations or supplies. However, it is possible that we would not be in a position to control the outcome of such events should they occur.
We rely on our information technology systems to help manage our operations.
We rely on our computer, information and communications technology systems in connection with the operation of our business, especially with respect to customer service and billing, accounting and, in some cases, the monitoring and operation of our operating facilities. Our computer and communications systems and operations could be damaged or interrupted by natural disasters, cyber-attacks, power loss and internet, telecommunications or data network failures or acts of war or terrorism or similar events or disruptions. Any of these or other events could cause service interruption, delays and loss of critical data or impede aspects of operations and therefore, adversely affect our financial results.
Cyber-attacks on entities around the world have caused operational failures and/or compromised corporate and personal data. Such attacks could result in the loss, or compromise, of customer, financial or operational data, disruption of billing, collections or normal field service activities, disruption of electronic monitoring and control of operational systems and delays in financial reporting and other management functions. Possible impacts associated with a cyber-incident may include remediation costs related to lost, stolen, or compromised data, repairs to data processing systems, increased cyber security protection costs, adverse effects on our compliance with regulatory and environmental laws and regulation, including standards for drinking water, litigation and reputational damage.
We depend significantly on the services of the members of our senior management team, and the departure of any of those persons could cause our operating results to suffer.
Our success depends significantly on the continued individual and collective contributions of our senior management team. If we lose the services of any member of our senior management or are unable to hire and retain experienced management personnel, our operating results could suffer.
Work stoppages and other labor relations matters could adversely affect our operating results.
Approximately one-third of our workforce is unionized under a contract with a labor union. In light of rising costs for healthcare and retirement benefits, contract negotiations in the future may be difficult. We are subject to a risk of work stoppages and other labor actions as we negotiate with the union to address these issues, which could affect our business, financial condition, and results of operations. Although we believe we have a good relationship with our union workforce and have a strike contingency plan, we cannot be assured that issues with our labor force will be resolved favorably to us in the future or that we will not experience work stoppages.
The failure of, or the requirement to repair, upgrade or dismantle, either of our dams may adversely affect our financial condition and results of operations.
Our water system includes two impounding dams. While we maintain active and robust dam maintenance and inspection programs, a failure of the dams could result in injuries and damage to residential and/or commercial property downstream for which we may be responsible, in whole or in part. The failure of a dam could also adversely affect our ability to supply water in sufficient quantities to our customers and could adversely affect our financial condition and results of operations. We carry liability insurance on our dams, however, our limits may not be sufficient to cover all losses or liabilities incurred due to the failure of one of our dams. The estimated costs to maintain and upgrade our dams are included in our capital budget. Although such costs have previously been recoverable in rates, there is no guarantee that these costs will continue to be recoverable and in what magnitude they will be recoverable.
Wastewater operations entail significant risks and may impose significant costs.
Wastewater collection and treatment and septage pumping and sludge hauling involve various unique risks. If collection or treatment systems fail or do not operate properly, or if there is a spill, untreated or partially treated wastewater could discharge onto property or into nearby streams and rivers, causing various damages and injuries, including environmental damage. These risks are most acute during periods of substantial rainfall or flooding, which are the main causes of sewer overflow and system failure. Liabilities resulting from such damages and injuries could materially and adversely affect our business, financial condition, and results of operations.
Financial, Economic and Market Related Risks
General economic conditions may affect our financial condition and results of operations.
A general economic downturn may lead to a number of impacts on our business that may affect our financial condition and results of operations. Such impacts may include: a reduction in discretionary and recreational water use by our residential water customers, particularly during the summer months when such discretionary usage is normally at its highest; a decline in usage by industrial and commercial customers as a result of decreased business activity; an increased incidence of customers’ inability to pay or delays in paying their utility bills, or an increase in customer bankruptcies, which may lead to higher bad debt expense and reduced cash flow; a lower customer growth rate due to a decline in new housing starts; and a decline in the number of active customers due to housing vacancies or abandonments. A deterioration in general economic conditions may also lead to an investment market downturn, which may result in our pension plans’ asset market values suffering a decline and significant volatility. A decline in our pension plans’ asset market values could increase our required cash contributions to these plans and pension expense in subsequent years.
The current concentration of our business in central and southern Pennsylvania makes us particularly susceptible to adverse developments in local economic and demographic conditions.
Our service territory presently includes 51 municipalities within three counties in south-central Pennsylvania. Our revenues and operating results are therefore especially subject to local economic and demographic conditions in the area. A change in any of these conditions could make it more costly or difficult for us to conduct our business. In addition, any such change would have a disproportionate effect on us, compared to water and wastewater utility companies that do not have such a geographic concentration.
We depend on the availability of capital for expansion, construction and maintenance.
Our ability to continue our expansion efforts and fund our construction and maintenance program depends on the availability of adequate capital. There is no guarantee that we will be able to obtain sufficient capital in the future or that the cost of capital will not be too high for future expansion and construction. In addition, approval from the PPUC must be obtained prior to our sale and issuance of securities. If we are unable to obtain approval from the PPUC on these matters, or to obtain approval in a timely manner, it may affect our ability to effect transactions that are beneficial to us or our shareholders. A single transaction may itself not be profitable but might still be necessary to continue providing service or to grow the business.
The failure to maintain our existing credit rating could affect our cost of funds and related liquidity.
Standard & Poor's Ratings Services rates our outstanding debt and has given a credit rating to us. Their evaluations are based on a number of factors, which include financial strength as well as transparency with rating agencies and timeliness of financial reporting. Failure to maintain our current credit rating could adversely affect our cost of funds and related liquidity.
We may face competition from other water suppliers or wastewater service providers that may hinder our growth and reduce our profitability.
We face competition from other water suppliers for acquisitions, which may limit our growth opportunities. Furthermore, even after we have been the successful bidder in an acquisition, competing water suppliers or wastewater service providers may challenge our application for extending our franchise territory to cover the target company’s market. Finally, third parties either supplying water on a contract basis to municipalities or entering into agreements to operate municipal water or wastewater systems might adversely affect our business by winning contracts that may be beneficial to us. If we are unable to compete successfully with other water suppliers and wastewater service providers for these acquisitions, franchise territories and contracts, it may impede our expansion goals and adversely affect our profitability.
An important element of our growth strategy is the acquisition of water and wastewater systems. Any pending or future acquisitions we decide to undertake will involve risks.
The acquisition and integration of water and wastewater systems is an important element in our growth strategy. This strategy depends on identifying suitable acquisition opportunities and reaching mutually agreeable terms with acquisition candidates. The negotiation of potential acquisitions as well as the integration of acquired businesses could require us to incur significant costs. Further, acquisitions may result in dilution for the owners of our common stock, our incurrence of debt and contingent liabilities and fluctuations in quarterly results. In addition, the businesses and other assets we acquire may not achieve the financial results that we expect, which could adversely affect our profitability.
We have restrictions on our dividends. There can also be no assurance that we will continue to pay dividends in the future or, if dividends are paid, that they will be in amounts similar to past dividends.
The terms of our debt instruments impose conditions on our ability to pay dividends. We have paid dividends on our common stock each year since our inception in 1816 and have increased the amount of dividends paid each year since 1997. Our earnings, financial condition, capital requirements, applicable regulations and other factors, including the timeliness and adequacy of rate increases, will determine both our ability to pay dividends on our common stock and the amount of those dividends. There can be no assurance that we will continue to pay dividends in the future or, if dividends are paid, that they will be in amounts similar to past dividends.
If we are unable to pay the principal and interest on our indebtedness as it comes due or we default under certain other provisions of our loan documents, our indebtedness could be accelerated and our results of operations and financial condition could be adversely affected.
Our ability to pay the principal and interest on our indebtedness as it comes due will depend upon our current and future performance. Our performance is affected by many factors, some of which are beyond our control. We believe that our cash generated from operations, and, if necessary, borrowings under our existing credit facilities will be sufficient to enable us to make our debt payments as they become due. If, however, we do not generate sufficient cash, we may be required to refinance our obligations or sell additional equity, which may be on terms that are not as favorable to us. No assurance can be given that any refinancing or sale of equity will be possible when needed or that we will be able to negotiate acceptable terms. In addition, our failure to comply with certain provisions contained in our trust indentures and loan agreements relating to our outstanding indebtedness could lead to a default under these documents, which could result in an acceleration of our indebtedness.

There is a limited trading market for our common stock; you may not be able to resell your shares at or above the price you pay for them.
Although our common stock is listed for trading on the NASDAQ Global Select Market, the trading in our common stock has substantially less liquidity than many other companies quoted on the NASDAQ Global Select Market. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the market of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Because of the limited volume of trading in our common stock, a sale of a significant number of shares of our common stock in the open market could cause our stock price to decline.
The final determination of our income tax liability may be materially different from our income tax provision.
Significant judgment is required in determining our provision for income taxes. The calculation of the provision for income taxes is subject to our interpretation of applicable business tax laws in the federal and state jurisdictions in which we file. In addition, our income tax returns are subject to periodic examination by the Internal Revenue Service, or IRS, and other taxing authorities.
In December 2014, we changed our tax method of accounting to permit the expensing of qualifying asset improvement costs that were previously being capitalized and depreciated for tax purposes. Our determination of what qualifies as a capital cost versus a repair expense tax deduction is subject to subsequent adjustment and may impact the income tax benefits that have been recognized.
Although we believe our income tax estimates are appropriate, there is no assurance that the final determination of our income tax liability will not be materially different, either higher or lower, from what is reflected in our income tax provision. In the event we are assessed additional income taxes, our business, financial condition, and results of operations could be adversely affected.
We are subject to market and interest rate risk on our $12,000,000 variable interest rate debt issue.
We are subject to interest rate risk in conjunction with our $12,000,000 variable interest rate debt issue. This exposure, however, has been hedged with an interest rate swap. This hedge will protect the Company from the risk of changes in the benchmark interest rates but does not protect the Company’s exposure to the changes in the difference between its own variable funding rate and the benchmark rate. A breakdown of the historical relationships between the cost of funds of the Company and the benchmark rate underlying the interest rate swap could result in higher interest rates adversely affecting our financial results.
The holders of the $12,000,000 variable rate Pennsylvania Economic Development Financing Authority (PEDFA) Series A Bonds may tender their bonds at any time. When the bonds are tendered, they are subject to an annual remarketing agreement, pursuant to which a remarketing agent attempts to remarket the tendered bonds pursuant to the terms of the Indenture. In order to keep variable interest rates down and to enhance the marketability of the Series A Bonds, the Company entered into a Reimbursement, Credit and Security Agreement with PNC Bank, National Association (“the Bank”) dated as of May 1, 2008. This agreement provides for a direct pay letter of credit issued by the Bank to the trustee for the Series A Bonds. The letter of credit expires June 30, 2023 and is reviewed annually for a potential extension of the expiration date. The Bank is responsible for providing the trustee with funds for the timely payment of the principal and interest on the Series A Bonds and for the purchase price of the Series A Bonds that have been tendered or deemed tendered for purchase and have not been remarketed. If the Bank is unable to meet its obligations, the Company would be required to buy any bonds which had been tendered.
Risks Related to Health, Safety and Environmental Concerns
Some scientific experts are predicting a worsening of weather volatility in the future, possibly created by the climate change greenhouse gases. Changing severe weather patterns could require additional expenditures to reduce the risk associated with any increasing storm, flood and drought occurrences.
The issue of climate change continues to receive attention worldwide. Many climate change predictions, if true, present several potential challenges to water and wastewater utilities, such as increased frequency and duration of droughts, increased precipitation and flooding, potential degradation of water quality, and the resulting changes in demand for services. The changes may result in lower revenue, the need for additional capital expenditures, or increased costs. Because of the uncertainty of weather volatility related to climate change, we cannot predict its potential impact on our business, financial condition, or results of operations. Although any potential expenditures and costs may be recovered in the form of higher rates, there can be no assurance that the PPUC would approve rate increases to enable us to recover such expenditures and costs. We cannot assure you that our costs of complying with any climate change related measures will not harm our business, financial condition, or results of operations.
Contamination of our water supply may cause disruption in our services and adversely affect our revenues.
Our water supply is subject to contamination from the migration of naturally-occurring substances in groundwater and surface systems and pollution resulting from man-made sources. In the event that our water supply is contaminated, we may have to interrupt the use of that water supply until we are able to substitute the flow of water from an uncontaminated water source through our interconnected transmission and distribution facilities. In addition, we may incur significant costs in order to treat the contaminated source through expansion of our current treatment facilities or development of new treatment methods. Our inability to substitute water supply from an uncontaminated water source, or to adequately treat the contaminated water source in a cost-effective manner, may have an adverse effect on our revenues.
If our sources of water or water at customer sites become contaminated, it could subject us to reduction in usage, regulatory actions, damage to our reputation and private litigation.
Our primary business is to impound, purify to meet or exceed safe drinking water standards and distribute water. Contamination of the water provided to our customers exposes us to risks, including regulatory or government action, customer exposure to contamination or hazardous substances in the water, and resulting private claims and litigation. Negative impacts to our reputation may occur even if we are not responsible for any contamination or its consequences. Pending or future claims against us and reputational damage could have a material adverse impact on our business, financial condition, and results of operations.
The Novel Coronavirus (COVID-19) pandemic and the attempt to contain it may harm our business, results of operations, financial condition and liquidity.
On March 13, 2020, the United States declared the COVID-19 pandemic a national emergency. The impact that COVID-19 will have on the Company, our customers and our vendors prospectively depends on numerous uncertainties, including the severity and duration of the pandemic, sufficiency of the government’s vaccination program and actions which could potentially be taken by federal or state governmental and/or regulatory authorities and could have an adverse effect on the Company’s business, results of operations, financial condition, and liquidity.

USE OF PROCEEDS
We will receive approximately $     million in net proceeds from the sale of the shares of York Water Common Stock we are offering pursuant to this prospectus supplement, after deducting an aggregate of approximately $     in underwriting discounts and commissions and estimated offering expenses. If the underwriter’s option is exercised in full, we estimate that our net proceeds will be approximately $     million.
We expect to use all of the net proceeds from this offering for general corporate purposes, including our capital investment program, repayment of outstanding indebtedness, and potential acquisitions.

CAPITALIZATION
The following table sets forth, as of December 31, 2021, our capitalization on an actual basis and on an as adjusted basis to give effect to the sale of the shares of Common Stock in this offering. This table should be read in conjunction with our Financial Statements and the Notes to Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021, which are incorporated by reference herein.
	As of December 31, 2021 (In thousands of Dollars)
	Actual	% of Capitalization	As Adjusted	% of Capitalization
Common Stock Equity	$152,622	51.0%
Long-Term Debt, including Current Portion	146,369	49.0%
Total Capitalization	$298,991	100.0%

MATERIAL UNITED STATES FEDERAL INCOME
AND ESTATE TAX CONSIDERATIONS TO NON-U.S. HOLDERS
The following is a summary of material United States federal income and estate tax consequences of the purchase, ownership and disposition of York Water Common Stock as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset (generally, property held for investment) by a non-U.S. holder (as defined below).
A “non-U.S. holder” means a beneficial owner of York Water Common Stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:
•	an individual citizen or resident of the United States;
•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or
•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with non-U.S., state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to non-U.S. holders that are subject to special treatment under the United States federal income tax laws, including, without limitation:
•	United States expatriates;
•	foreign pension funds;
•	“controlled foreign corporations” and “passive foreign investment companies”;
•	a partnership or other pass-through entity for United States federal income tax purposes (and investors therein);
•	persons subject to the alternative minimum tax;
•	persons holding York Water Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	brokers, dealers or traders in securities;
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell York Water Common Stock under the constructive sale provisions of the Code; and
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to York Water Common Stock being taken into account in an applicable financial statement.

We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below.
If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds York Water Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding York Water Common Stock, you should consult your tax advisors.
If you are considering the purchase of York Water Common Stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of York Water Common Stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Dividends
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of York Water Common Stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in York Water Common Stock, the excess will be treated as gain from the disposition of York Water Common Stock (the tax treatment of which is discussed below under “Gain on Disposition of Common Stock”).
Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if York Water Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations, including the provision of a properly executed Form W-8IMY. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.
A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Common Stock
Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of York Water Common Stock generally will not be subject to United States federal income tax unless:
•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.
A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We have not determined whether we are a “United States real property holding corporation” for United States federal income tax purposes. We can give no assurance that we are not or will not become one in the future. If we are or become a “United States real property holding corporation,” so long as York Water Common Stock is regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs, only a non-U.S. holder who holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder’s holding period) more than 5% of York Water Common Stock will be subject to United States federal income tax on the gain derived from the sale or other disposition of York Water Common Stock in the same manner as if the non-U.S. holder were a United States person as defined in the Code. Certain attribution rules are applicable in determining whether the 5% ownership threshold described above is exceeded.
Federal Estate Tax
Common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for United States federal estate tax purposes and may give rise to United States federal estate tax, unless an applicable estate tax treaty provides otherwise.
Information Reporting and Backup Withholding
Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption (though such holder may be subject to the general dividend withholding tax discussed above in “Dividends”).
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of York Water Common Stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on York Water Common Stock to (1) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (a) an exemption from FATCA, or (b) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (2) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (a) an exemption from FATCA, or (b) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of York Water Common Stock.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of shares of York Water Common Stock by (i) employee benefit plans that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities which are deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements (each of the foregoing described in clauses (i), (ii), and (iii) being referred to herein as a “Plan”).
General Fiduciary Matters and Prohibited Transaction Issues
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.
Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code. ERISA and the Code contain certain exemptions from the prohibited transactions described above, and the Department of Labor has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. Exemptions include Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers; Department of Labor Prohibited Transaction Class Exemption 95-60, which we refer to as a “PTCE,” applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. There can be no assurance that any of these exemptions will be available with respect to an investment in York Water Common Stock. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code and the transactions may have to be rescinded.
In considering an investment in York Water Common Stock with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duty to the Plan, including without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Government plans, foreign plans and certain church plans, while not subject to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of such Plans should consult with their counsel before acquiring shares of York Water Common Stock.
Representation
Accordingly, by its acceptance of shares of York Water Common Stock, each purchaser and subsequent transferee will be deemed to have represented and warranted to York Water on each day including the date of its acceptance of the shares of York Water Common Stock through and including the date of disposition of such shares that (1) either (a) no portion of the assets used by such purchaser or transferee to acquire shares of York Water Common Stock constitutes assets of any Plan or (b) the acquisition, holding and disposition of shares of York Water Common Stock by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws and (2) it will notify York Water and the trustee immediately if, at any time, it is no longer able to make the representations contained in (1) above. Any purported transfer of the securities to a transferee that does not comply with the foregoing requirements shall be null and void ab initio.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing shares of York Water Common Stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Law and whether an exemption would be required. Neither this discussion nor anything provided in this prospectus is, or is intended to be, investment advice directed at any potential Plan purchasers, or at Plan purchasers generally, and such purchasers of shares of York Water Common Stock should consult and rely on their own counsel and advisers as to whether an investment in shares of York Water Common Stock is suitable for the Plan. The sale of shares of York Water Common Stock to any Plan is in no respect a representation by us, an underwriter or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is prudent or appropriate for plans generally or any particular Plan.

UNDERWRITING
Janney Montgomery Scott LLC is serving as the book-running manager of this offering. We and the underwriter named below have entered into an underwriting agreement with respect to the shares of York Water Common Stock being offered hereby. Subject to certain conditions set forth in the underwriting agreement, the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of York Water Common Stock set forth in the following table.
Underwriter	Number of Shares
Janney Montgomery Scott LLC	825,000
The underwriter is committed to take and pay for all of the shares offered by us, if any are taken, other than the shares covered by the option described below. The obligations of the underwriter under the underwriting agreement may be terminated upon the occurrence of certain stated events.
We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 123,750 additional shares of York Water Common Stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts. To the extent the option is exercised, the underwriter will become obligated, subject to certain conditions, to purchase such additional shares.
The underwriter proposes to offer some of the shares of York Water Common Stock to the public initially at the offering price per share shown on the cover page of this prospectus supplement and may offer shares of York Water Common Stock to certain dealers at such price less a concession not in excess of $    per share. The underwriter may allow, and such dealers may also allow, a concession not in excess of $     per share to certain other dealers. After the public offering of the shares of York Water Common Stock described herein, the public offering price and the concessions may be changed by the underwriter.
The following table shows the per share and total underwriting discount to be paid to the underwriter by us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option:
	Per Share		Total
	No Exercise	Full Exercise	No Exercise	Full Exercise
Underwriting discounts and commissions to be paid by us	$	$	$	$
We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $    , which will be paid by us.
We have agreed that we will not (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of York Water Common Stock or any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, York Water Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of York Water Common Stock (iii) file any registration statement with the SEC relating to the offering of any shares of York Water Common Stock or any securities convertible into or exercisable or exchangeable for York Water Common Stock, (iv) offer to sell shares of York Water Common Stock pursuant to a dividend reinvestment plan or direct share purchase plan at a discount to fair market value or (v) publicly announce an intention to effect any transaction or action specified in (i), (ii), (iii) or (iv), in each case without the prior written consent of Janney Montgomery Scott LLC for a period of 60 days after the date of this prospectus supplement, subject to certain limited exceptions set forth in the underwriting agreement.
Our directors and certain executive officers have entered into lock-up agreements with the underwriter in connection with this offering pursuant to which each of these persons will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, make any short sale, grant any option, right or warrant to purchase, lend, or otherwise transfer, sell or dispose of, directly or indirectly, any shares of York Water Common Stock or any securities convertible into or exercisable or exchangeable for York Water Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of York Water Common Stock, (iii) file any registration statement with the SEC relating to the offering of any shares of York Water Common Stock or any securities convertible into or exercisable or exchangeable for York Water Common Stock, or (iv) publicly announce an intention to effect any transaction specified in (i), (ii) or (iii), in each case without the prior written consent of Janney Montgomery Scott LLC for a period of 60 days after the date of this prospectus supplement, subject to certain limited exceptions set forth in the lock-up agreements.
We have agreed to indemnify the underwriter against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriter may be required to make in respect thereof.
York Water Common Stock is listed on the NASDAQ Global Select Market under the symbol “YORW.”
Stabilization and Short Positions
In connection with this offering, the underwriter may effect certain transactions in shares of York Water Common Stock in the open market in order to prevent or retard a decline in the market price of York Water Common Stock while this offering is in progress. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. “Covered” shorts are short positions in an amount not greater than the underwriter’s option described herein, and “naked” shorts are short positions in excess of that amount. In determining the source of shares to close out a “covered” short, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option. A “covered” short may be covered by either exercising the underwriter’s option or purchasing shares in the open market. A “naked” short is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of York Water Common Stock in the open market prior to the completion of the offering, and may only be closed out by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of York Water Common Stock made by the underwriter in the open market prior to the completion of the offering.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or slowing a decline in the market price of York Water Common Stock and may stabilize, maintain or otherwise affect the market price of York Water Common Stock. As a result, the price of York Water Common Stock may be higher than the price that might otherwise exist in the open market. If these activities are commenced by the underwriter, they may be discontinued at any time. These transactions may be effected on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.
Electronic Distribution
In connection with this offering, the underwriter may distribute prospectuses by electronic means, such as email. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers, and allocate a limited number of shares for sale to its online brokerage customers. A prospectus in electronic format is being made available on the website maintained by the underwriter. Other than the prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not a part of the prospectus or the registration statement, of which this prospectus supplement forms a part.
Other Relationships
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, investment research, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may provide from time to time in the future, various financial advisory and investment banking services for us, for which they have received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriter and its affiliates may from time to time effect transactions for their own account or the account of their customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities (including related derivative securities) and financial instruments (including bank loans), and may continue to do so in the future. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in Canada
The shares of York Water Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of York Water Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
Certain legal matters in connection with the validity of the shares of York Water Common Stock offered hereby will be passed upon for us by Reed Smith LLP. Certain legal matters will be passed upon for the underwriter by Holland & Knight LLP.
EXPERTS
The financial statements and financial statement schedule incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 were audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement and the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov, and through a link on our website at http://www.yorkwater.com.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares covered by this prospectus supplement and the accompanying prospectus.
•	Our Annual Report on Form 10-K for the year ended December 31, 2021;
•	The description of our Common Stock contained in our registration statement on Form 8-A filed with the SEC, including any amendments or reports filed for the purpose of updating such description; and
•
All documents filed by the Company after the date of this prospectus supplement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering of the securities covered by this prospectus supplement, except as to any portion of any future report or document that is not deemed filed under such provisions..

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
The York Water Company
130 East Market Street
York, Pennsylvania 17401
Attn: Matthew E. Poff, Chief Financial Officer
Telephone: (717) 845-3601
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS
THE YORK WATER COMPANY

Common Stock
Debt Securities
This prospectus relates to common stock and debt securities, including debt securities convertible into common stock that we, The York Water Company, may sell from time to time in one or more offerings. This prospectus will allow us to issue securities over time and describes some of the general terms that may apply to an offering of such securities. We will provide a prospectus supplement each time we issue securities, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.
Our common stock is listed on the NASDAQ Stock Market under the symbol “YORW.” On September 24, 2021, the last reported sale price of our common stock on the NASDAQ Stock Market was $44.45 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the NASDAQ Stock Market or other securities exchange of the securities covered by the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully the risks described under the heading “Risk Factors” beginning on page 3 of this prospectus and any similar section contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
We may offer the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this Prospectus is October 13, 2021

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell common stock or debt securities described in this prospectus in one or more offerings.
Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before buying any securities in an offering.
You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy securities under this prospectus or any applicable prospectus supplement in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security.
In this prospectus, unless the context specifically indicates otherwise “the Company,” “we,” “us” and “our” refer to The York Water Company.
ABOUT THE YORK WATER COMPANY
We were organized under the laws of the Commonwealth of Pennsylvania in 1816 and are the oldest investor-owned water utility in the United States. Our primary business of the Company is to impound, purify to meet or exceed safe drinking water standards and distribute water. We also own and operate two wastewater collection systems and five wastewater collection and treatment systems. We operate within our franchised water and wastewater territory, which covers portions of 51 municipalities within three counties in south-central Pennsylvania. We are regulated by the Pennsylvania Public Utility Commission, or PPUC, for both water and wastewater in the areas of billing, payment procedures, dispute processing, terminations, service territory, debt and equity financing and rate setting. We must obtain PPUC approval before changing any practices associated with the aforementioned areas.
Water service is supplied through our own distribution system. We obtain the bulk of our water supply from both the South Branch and East Branch of the Codorus Creek, which together have an average daily flow of 73.0 million gallons. This combined watershed area is approximately 117 square miles. We have two reservoirs, Lake Williams and Lake Redman, which together hold up to approximately 2.2 billion gallons of water. We supplement our reservoirs with a 15-mile pipeline from the Susquehanna River to Lake Redman which provides access to an additional supply of 12.0 million gallons of untreated water per day. We also own nine wells which are capable of providing a safe yield of approximately 597,000 gallons per day to supply water to the customers of our satellite systems in Adams County. As of June 30, 2021, our average daily availability was 35.6 million gallons, and average daily consumption was approximately 20.2 million gallons. Our service territory had an estimated population of 202,000 as of December 31, 2020. Industry within our service territory is diversified, manufacturing such items as fixtures and furniture, electrical machinery, food products, paper, ordnance units, textile products, air conditioning systems, laundry detergent, barbells, and motorcycles.
Our principal executive offices are located at 130 East Market Street, York, Pennsylvania 17401. Our telephone number is (717) 845-3601. Our website address is www.yorkwater.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
We discuss in this prospectus and in documents that we have incorporated into this prospectus by reference certain matters which are not historical facts, but which are “forward-looking statements.” Words such as “may,” “should,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify “forward-looking statements.” We intend these forward-looking statements to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to statements regarding:
—	the amount and timing of rate changes and other regulatory matters including the recovery of costs recorded as regulatory assets;
—	expected profitability and results of operations;
—	trends;
—	goals, priorities and plans for, and cost of, growth and expansion;
—	strategic initiatives;
—	availability of water supply;
—	water usage by customers; and
—	the ability to pay dividends on common stock and the rate of those dividends.
These forward-looking statements reflect what the Company currently anticipates will happen. What actually happens could differ materially from what it currently anticipates will happen. The Company does not intend to make a public announcement when forward-looking statements in this report are no longer accurate, whether as a result of new information, what actually happens in the future or for any other reason. Important matters that may affect what will actually happen include, but are not limited to:
—	changes in weather, including drought conditions or extended periods of heavy rainfall;
—	natural disasters, including pandemics such as the current outbreak of the novel strain of coronavirus known as “COVID-19” and the effectiveness of the Company’s pandemic plans;
—	levels of rate relief granted;
—	the level of commercial and industrial business activity within the Company's service territory;
—	construction of new housing within the Company's service territory and increases in population;
—	changes in government policies or regulations, including the tax code;
—	the ability to obtain permits for expansion projects;
—	material changes in demand from customers, including the impact of conservation efforts which may impact the demand of customers for water;
—	changes in economic and business conditions, including interest rates;
—	loss of customers;
—	changes in, or unanticipated, capital requirements;
—	the impact of acquisitions;
—	changes in accounting pronouncements;
—	changes in the Company’s credit rating or the market price of its common stock; and
—	the ability to obtain financing.

RISK FACTORS
Investing in the securities described herein involves risk. We urge you to carefully consider the risk factors described below.
The rates we charge our customers are subject to regulation. If we are unable to obtain government approval of our requests for rate increases, or if approved rate increases are untimely or inadequate to cover our investments in utility plant and equipment and projected expenses, our results of operations may be adversely affected.
Our ability to maintain and meet our financial objectives is dependent upon the rates we charge our customers, which are subject to approval by the PPUC. We file rate increase requests with the PPUC, from time to time, to recover our investments in utility plant and equipment and projected expenses. Any rate increase or adjustment must first be justified through documented evidence and testimony. The PPUC determines whether the investments and expenses are recoverable, the length of time over which such costs are recoverable, or, because of changes in circumstances, whether a remaining balance of deferred investments and expenses is no longer recoverable in rates charged to customers. Once a rate increase application is filed with the PPUC, the ensuing administrative and hearing process may be lengthy and costly. The timing of our rate increase requests is therefore dependent upon the estimated cost of the administrative process in relation to the investments and expenses that we hope to recover through the rate increase. In addition, the amount or frequency of rate increases may be decreased or lengthened as a result of changes in income tax laws regarding tax-basis depreciation as it applies to our capital expenditures or qualifying repair tax deductible expenditures, and by changes to income tax rates.
We can provide no assurances that future requests will be approved by the PPUC; and, if approved, we cannot guarantee that these rate increases will be granted in a timely or sufficient manner to cover the investments and expenses for which we sought the rate increase. If we are unable to obtain PPUC approval of our requests for rate increases, or if approved rate increases are untimely or inadequate to cover our investments in utility plant and equipment and projected expenses, our results of operations may be adversely affected.
We are subject to federal, state and local regulation that may impose costly limitations and restrictions on the way we do business.
Various federal, state and local authorities regulate many aspects of our business. Among the most important of these regulations are those relating to the quality of water we supply our customers, water allocation rights and the quality of the effluent we discharge from our wastewater treatment facilities. Government authorities continually review these regulations, particularly the drinking water quality regulations, and may propose new or more restrictive requirements in the future. We are required to perform water and wastewater quality tests that are monitored by the PPUC, the U.S. Environmental Protection Agency, or EPA, and the Pennsylvania Department of Environmental Protection, or DEP, for the detection of certain chemicals and compounds in our water and effluent. If new or more restrictive limitations on permissible levels of substances and contaminants in our water and wastewater are imposed, we may not be able to adequately predict the costs necessary to meet regulatory standards. If we are unable to recover the cost of implementing new water and wastewater treatment procedures in response to more restrictive quality regulations through our rates that we charge our customers, or if we fail to comply with such regulations, it could have a material adverse effect on our financial condition and results of operations.
We are also subject to water allocation regulations that control the amount of water that we can draw from water sources. The Susquehanna River Basin Commission, or SRBC, and the DEP regulate the amount of water withdrawn from streams in the watershed for water supply purposes to assure that sufficient quantities are available to meet our needs and the needs of other regulated users. In addition, government drought restrictions could cause the SRBC or the DEP to temporarily reduce the amount of our allocations. If new or more restrictive water allocation regulations are implemented or our allocations are reduced due to weather conditions, it may have an adverse effect on our ability to supply the demands of our customers, and in turn, on our revenues and results of operations.
Our business is subject to seasonal fluctuations, which could affect demand for our water service and our revenues.
Demand for our water during the warmer months is generally greater than during cooler months due primarily to additional requirements for water in connection with cooling systems, swimming pools, irrigation systems and other outside water use. Throughout the year, and particularly during typically warmer months, demand will vary with temperature and rainfall levels. If temperatures during the typically warmer months are cooler than expected, or there is more rainfall than expected, the demand for our water may decrease and adversely affect our revenues.
Weather conditions and overuse may interfere with our sources of water, demand for water services, and our ability to supply water to our customers.
We depend on an adequate water supply to meet the present and future demands of our customers and to continue our expansion efforts. Unexpected conditions may interfere with our water supply sources. Drought and overuse may limit the availability of surface and ground water. These factors might adversely affect our ability to supply water in sufficient quantities to our customers and our revenues and earnings may be adversely affected. Additionally, cool and wet weather, as well as drought restrictions and our customers’ conservation efforts, may reduce consumption demands, also adversely affecting our revenue and earnings. Furthermore, freezing weather may also contribute to water transmission interruptions caused by pipe and main breakage. If we experience an interruption in our water supply, it could have a material adverse effect on our financial condition and results of operations.
Some scientific experts are predicting a worsening of weather volatility in the future, possibly created by the climate change greenhouse gases. Changing severe weather patterns could require additional expenditures to reduce the risk associated with any increasing storm, flood and drought occurrences.
The issue of climate change continues to receive attention worldwide. Many climate change predictions, if true, present several potential challenges to water and wastewater utilities, such as increased frequency and duration of droughts, increased precipitation and flooding, potential degradation of water quality, and the resulting changes in demand for services. The changes may result in lower revenue, the need for additional capital expenditures, or increased costs. Because of the uncertainty of weather volatility related to climate change, we cannot predict its potential impact on our business, financial condition, or results of operations. Although any potential expenditures and costs may be recovered in the form of higher rates, there can be no assurance that the PPUC would approve rate increases to enable us to recover such expenditures and costs. We cannot assure you that our costs of complying with any climate change related measures will not harm our business, financial condition, or results of operations.
General economic conditions may affect our financial condition and results of operations.
A general economic downturn may lead to a number of impacts on our business that may affect our financial condition and results of operations. Such impacts may include: a reduction in discretionary and recreational water use by our residential water customers, particularly during the summer months when such discretionary usage is normally at its highest; a decline in usage by industrial and commercial customers as a result of decreased business activity; an increased incidence of customers’ inability to pay or delays in paying their utility bills, or an increase in customer bankruptcies, which may lead to higher bad debt expense and reduced cash flow; a lower customer growth rate due to a decline in new housing starts; and a decline in the number of active customers due to housing vacancies or abandonments. A deterioration in general economic conditions may also lead to an investment market downturn, which may result in our pension plans’ asset market values suffering a decline and significant volatility. A decline in our pension plans’ asset market values could increase our required cash contributions to these plans and pension expense in subsequent years.
The current concentration of our business in central and southern Pennsylvania makes us particularly susceptible to adverse developments in local economic and demographic conditions.
Our service territory presently includes 51 municipalities within three counties in south-central Pennsylvania. Our revenues and operating results are therefore especially subject to local economic and demographic conditions in the area. A change in any of these conditions could make it more costly or difficult for us to conduct our business. In addition, any such change would have a disproportionate effect on us, compared to water and wastewater utility companies that do not have such a geographic concentration.
Contamination of our water supply may cause disruption in our services and adversely affect our revenues.
Our water supply is subject to contamination from the migration of naturally-occurring substances in groundwater and surface systems and pollution resulting from man-made sources. In the event that our water supply is contaminated, we may have to interrupt the use of that water supply until we are able to substitute the flow of water from an uncontaminated water source through our interconnected transmission and distribution facilities. In addition, we may incur significant costs in order to treat the contaminated source through expansion of our current treatment facilities or development of new treatment methods. Our inability to substitute water supply from an uncontaminated water source, or to adequately treat the contaminated water source in a cost-effective manner, may have an adverse effect on our revenues.
If our sources of water or water at customer sites become contaminated, it could subject us to reduction in usage, regulatory actions, damage to our reputation and private litigation.
Our primary business is to impound, purify to meet or exceed safe drinking water standards and distribute water. Contamination of the water provided to our customers exposes us to risks, including regulatory or government action, customer exposure to contamination or hazardous substances in the water, and resulting private claims and litigation. Negative impacts to our reputation may occur even if we are not responsible for any contamination or its consequences. Pending or future claims against us and reputational damage could have a material adverse impact on our business, financial condition, and results of operations.
The necessity for increased security has and may continue to result in increased operating costs.
We have taken steps to increase security measures at our facilities and heighten employee awareness of threats to our water supply. We have also tightened our security measures regarding the delivery and handling of certain chemicals used in our business. We have and will continue to bear increased costs for security precautions to protect our facilities, operations and supplies. We are not aware of any specific threats to our facilities, operations or supplies. However, it is possible that we would not be in a position to control the outcome of such events should they occur.
We rely on our information technology systems to help manage our operations.
We rely on our computer, information and communications technology systems in connection with the operation of our business, especially with respect to customer service and billing, accounting and, in some cases, the monitoring and operation of our operating facilities. Our computer and communications systems and operations could be damaged or interrupted by natural disasters, cyber-attacks, power loss and internet, telecommunications or data network failures or acts of war or terrorism or similar events or disruptions. Any of these or other events could cause service interruption, delays and loss of critical data or impede aspects of operations and therefore, adversely affect our financial results.
Cyber-attacks on entities around the world have caused operational failures and/or compromised corporate and personal data. Such attacks could result in the loss, or compromise, of customer, financial or operational data, disruption of billing, collections or normal field service activities, disruption of electronic monitoring and control of operational systems and delays in financial reporting and other management functions. Possible impacts associated with a cyber-incident may include remediation costs related to lost, stolen, or compromised data, repairs to data processing systems, increased cyber security protection costs, adverse effects on our compliance with regulatory and environmental laws and regulation, including standards for drinking water, litigation and reputational damage.
The Novel Coronavirus (COVID-19) pandemic and the attempt to contain it may harm our business, results of operations, financial condition and liquidity.
On March 13, 2020, the United States declared the COVID-19 pandemic a national emergency. The impact that COVID-19 will have on the Company, our customers and our vendors prospectively depends on numerous uncertainties, including the severity and duration of the pandemic, sufficiency of the government’s vaccination program and actions which could potentially be taken by federal or state governmental and/or regulatory authorities and could have an adverse effect on the Company’s business, results of operations, financial condition, and liquidity.
We depend on the availability of capital for expansion, construction and maintenance.
Our ability to continue our expansion efforts and fund our construction and maintenance program depends on the availability of adequate capital. There is no guarantee that we will be able to obtain sufficient capital in the future or that the cost of capital will not be too high for future expansion and construction. In addition, approval from the PPUC must be obtained prior to our sale and issuance of securities. If we are unable to obtain approval from the PPUC on these matters, or to obtain approval in a timely manner, it may affect our ability to effect transactions that are beneficial to us or our shareholders. A single transaction may itself not be profitable but might still be necessary to continue providing service or to grow the business.
The failure to maintain our existing credit rating could affect our cost of funds and related liquidity.
Standard & Poor's Ratings Services rates our outstanding debt and has given a credit rating to us. Their evaluations are based on a number of factors, which include financial strength as well as transparency with rating agencies and timeliness of financial reporting. Failure to maintain our current credit rating could adversely affect our cost of funds and related liquidity.
We may face competition from other water suppliers or wastewater service providers that may hinder our growth and reduce our profitability.
We face competition from other water suppliers for acquisitions, which may limit our growth opportunities. Furthermore, even after we have been the successful bidder in an acquisition, competing water suppliers or wastewater service providers may challenge our application for extending our franchise territory to cover the target company’s market. Finally, third parties either supplying water on a contract basis to municipalities or entering into agreements to operate municipal water or wastewater systems might adversely affect our business by winning contracts that may be beneficial to us. If we are unable to compete successfully with other water suppliers and wastewater service providers for these acquisitions, franchise territories and contracts, it may impede our expansion goals and adversely affect our profitability.
An important element of our growth strategy is the acquisition of water and wastewater systems. Any pending or future acquisitions we decide to undertake will involve risks.
The acquisition and integration of water and wastewater systems is an important element in our growth strategy. This strategy depends on identifying suitable acquisition opportunities and reaching mutually agreeable terms with acquisition candidates. The negotiation of potential acquisitions as well as the integration of acquired businesses could require us to incur significant costs. Further, acquisitions may result in dilution for the owners of our common stock, our incurrence of debt and contingent liabilities and fluctuations in quarterly results. In addition, the businesses and other assets we acquire may not achieve the financial results that we expect, which could adversely affect our profitability.
We have restrictions on our dividends. There can also be no assurance that we will continue to pay dividends in the future or, if dividends are paid, that they will be in amounts similar to past dividends.
The terms of our debt instruments impose conditions on our ability to pay dividends. We have paid dividends on our common stock each year since our inception in 1816 and have increased the amount of dividends paid each year since 1997. Our earnings, financial condition, capital requirements, applicable regulations and other factors, including the timeliness and adequacy of rate increases, will determine both our ability to pay dividends on our common stock and the amount of those dividends. There can be no assurance that we will continue to pay dividends in the future or, if dividends are paid, that they will be in amounts similar to past dividends.
If we are unable to pay the principal and interest on our indebtedness as it comes due or we default under certain other provisions of our loan documents, our indebtedness could be accelerated and our results of operations and financial condition could be adversely affected.
Our ability to pay the principal and interest on our indebtedness as it comes due will depend upon our current and future performance. Our performance is affected by many factors, some of which are beyond our control. We believe that our cash generated from operations, and, if necessary, borrowings under our existing credit facilities will be sufficient to enable us to make our debt payments as they become due. If, however, we do not generate sufficient cash, we may be required to refinance our obligations or sell additional equity, which may be on terms that are not as favorable to us. No assurance can be given that any refinancing or sale of equity will be possible when needed or that we will be able to negotiate acceptable terms. In addition, our failure to comply with certain provisions contained in our trust indentures and loan agreements relating to our outstanding indebtedness could lead to a default under these documents, which could result in an acceleration of our indebtedness.

We depend significantly on the services of the members of our senior management team, and the departure of any of those persons could cause our operating results to suffer.
Our success depends significantly on the continued individual and collective contributions of our senior management team. If we lose the services of any member of our senior management or are unable to hire and retain experienced management personnel, our operating results could suffer.
Work stoppages and other labor relations matters could adversely affect our operating results.
Approximately one-third of our workforce is unionized under a contract with a labor union. In light of rising costs for healthcare and retirement benefits, contract negotiations in the future may be difficult. We are subject to a risk of work stoppages and other labor actions as we negotiate with the union to address these issues, which could affect our business, financial condition, and results of operations. Although we believe we have a good relationship with our union workforce and have a strike contingency plan, we cannot be assured that issues with our labor force will be resolved favorably to us in the future or that we will not experience work stoppages.
There is a limited trading market for our common stock; you may not be able to resell your shares at or above the price you pay for them.
Although our common stock is listed for trading on the NASDAQ Global Select Market, the trading in our common stock has substantially less liquidity than many other companies quoted on the NASDAQ Global Select Market. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the market of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Because of the limited volume of trading in our common stock, a sale of a significant number of shares of our common stock in the open market could cause our stock price to decline.
The failure of, or the requirement to repair, upgrade or dismantle, either of our dams may adversely affect our financial condition and results of operations.
Our water system includes two impounding dams. While we maintain active and robust dam maintenance and inspection programs, a failure of the dams could result in injuries and damage to residential and/or commercial property downstream for which we may be responsible, in whole or in part. The failure of a dam could also adversely affect our ability to supply water in sufficient quantities to our customers and could adversely affect our financial condition and results of operations. We carry liability insurance on our dams, however, our limits may not be sufficient to cover all losses or liabilities incurred due to the failure of one of our dams. The estimated costs to maintain and upgrade our dams are included in our capital budget. Although such costs have previously been recoverable in rates, there is no guarantee that these costs will continue to be recoverable and in what magnitude they will be recoverable.
Wastewater operations entail significant risks and may impose significant costs.
Wastewater collection and treatment and septage pumping and sludge hauling involve various unique risks. If collection or treatment systems fail or do not operate properly, or if there is a spill, untreated or partially treated wastewater could discharge onto property or into nearby streams and rivers, causing various damages and injuries, including environmental damage. These risks are most acute during periods of substantial rainfall or flooding, which are the main causes of sewer overflow and system failure. Liabilities resulting from such damages and injuries could materially and adversely affect our business, financial condition, and results of operations.
The final determination of our income tax liability may be materially different from our income tax provision.
Significant judgment is required in determining our provision for income taxes. The calculation of the provision for income taxes is subject to our interpretation of applicable business tax laws in the federal and state jurisdictions in which we file. In addition, our income tax returns are subject to periodic examination by the Internal Revenue Service, or IRS, and other taxing authorities.
In December 2014, we changed our tax method of accounting to permit the expensing of qualifying asset improvement costs that were previously being capitalized and depreciated for tax purposes. Our determination of what qualifies as a capital cost versus a repair expense tax deduction is subject to subsequent adjustment and may impact the income tax benefits that have been recognized.

Although we believe our income tax estimates are appropriate, there is no assurance that the final determination of our income tax liability will not be materially different, either higher or lower, from what is reflected in our income tax provision. In the event we are assessed additional income taxes, our business, financial condition, and results of operations could be adversely affected.
We are subject to market and interest rate risk on our $12,000,000 variable interest rate debt issue.
We are subject to interest rate risk in conjunction with our $12,000,000 variable interest rate debt issue. This exposure, however, has been hedged with an interest rate swap. This hedge will protect the Company from the risk of changes in the benchmark interest rates but does not protect the Company’s exposure to the changes in the difference between its own variable funding rate and the benchmark rate. A breakdown of the historical relationships between the cost of funds of the Company and the benchmark rate underlying the interest rate swap could result in higher interest rates adversely affecting our financial results.
The holders of the $12,000,000 variable rate Pennsylvania Economic Development Financing Authority (PEDFA) Series A Bonds may tender their bonds at any time. When the bonds are tendered, they are subject to an annual remarketing agreement, pursuant to which a remarketing agent attempts to remarket the tendered bonds pursuant to the terms of the Indenture. In order to keep variable interest rates down and to enhance the marketability of the Series A Bonds, the Company entered into a Reimbursement, Credit and Security Agreement with PNC Bank, National Association (“the Bank”) dated as of May 1, 2008. This agreement provides for a direct pay letter of credit issued by the Bank to the trustee for the Series A Bonds. The letter of credit expires June 30, 2022 and is reviewed annually for a potential extension of the expiration date. The Bank is responsible for providing the trustee with funds for the timely payment of the principal and interest on the Series A Bonds and for the purchase price of the Series A Bonds that have been tendered or deemed tendered for purchase and have not been remarketed. If the Bank is unable to meet its obligations, the Company would be required to buy any bonds which had been tendered.

USE OF PROCEEDS
We will receive all of the net proceeds from the sale by us of the securities registered under the registration statement of which this prospectus is a part. Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, reduction or refinancing of debt or other corporate obligations, potential acquisitions of complementary businesses, the financing of capital expenditures and other general corporate purposes, including working capital.
The actual application of proceeds from the sale of securities issued hereunder will be described in the applicable prospectus supplement relating thereto. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We currently have no plans for specific use of the net proceeds. We will specify the principal purposes for which the net proceeds from the sale of our securities will be used in a prospectus supplement at the time of sale.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, which is an exhibit to our Current Report on Form 8-K filed with the SEC on May 4, 2010, and our Amended and Restated By-laws, which is an exhibit to our Current Report on Form 8-K filed with the SEC on January 26, 2012, each of which is incorporated by reference herein. We encourage you to read our articles, our by-laws and the applicable provisions of the Pennsylvania Business Corporation Law of 1988, as amended, for additional information.
Authorized Capital Stock
Our authorized capital stock consists of 47,000,000 shares, of which 46,500,000 shares are common stock and 500,000 shares are preferred stock, each without par value.
Common Stock
Voting Rights
Each share of common stock entitles the holder to one vote on each matter presented at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting. Cumulative voting in an election of directors is not permitted under our articles of incorporation. Pursuant to our by-laws, our Board of Directors consists of at least eight and not more than twelve directors, with three separate classes of directors and with each such class elected every three years to a staggered three-year term of office. As a result of this classification, a greater number of votes are required to elect a director than if the entire Board of Directors were elected at the same time, thus making it more difficult for shareholders to obtain board representation in proportion to their shareholdings.
Dividends
All shares of common stock are entitled to participate pro rata in any dividends declared by our Board of Directors out of funds legally available therefor. Subject to the prior rights of creditors and of any shares of preferred stock which may be outstanding, all shares of common stock are entitled in the event of liquidation to participate ratably in the distribution of all our remaining assets.
Certain of our trust indentures and agreements relating to our outstanding indebtedness impose restrictions on the payment of dividends. In general, these restrictive provisions prohibit the payment of dividends on our common stock when cumulative dividend payments, over a specified period of time, exceed cumulative net income, over the same period, plus, in certain cases, a specified base amount. In view of our historic net income, management believes that these contractual provisions should not have any direct, adverse impact on the dividends we pay on our common stock. Notwithstanding these contractual provisions, our Board of Directors periodically considers a variety of factors in evaluating our common stock dividend rate. The continued maintenance of the current common stock dividend rate will be dependent upon (i) our success in financing future capital expenditures through debt and equity issuances, (ii) our success in obtaining future rate increases from the Pennsylvania Public Utility Commission (the “PPUC”), (iii) future interest rates, and (iv) other events or circumstances which could have an effect on operating results.
Preferred Stock
We also have 500,000 shares of preferred stock authorized, which our Board of Directors has discretion to issue in such series and with such preferences and rights as it may designate. Such preferences and rights may be superior to those of the holders of common stock. For example, the holders of preferred stock may be given a preference in payment upon our liquidation, or for the payment or accumulation of dividends before any distributions are made to the holders of common stock. No shares of the preferred stock have been issued.
Anti-Takeover Provisions
Pennsylvania State Law Provisions
We are subject to various anti-takeover provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”) Generally, these provisions are triggered if any person or group acquires, or discloses intent to acquire, 20% or more of a corporation’s voting power, unless the acquisition is under a registered firm commitment underwriting or, in certain cases, approved by the board of directors. These provisions:
•	provide the other shareholders of the corporation with certain rights against the acquiring group or person;
•	prohibit the corporation from engaging in a broad range of business combinations with the acquiring group or person; and
•	restrict the voting and other rights of the acquiring group or person.
In addition, as permitted by Pennsylvania law, an amendment to our articles of incorporation or other corporate action that is approved by shareholders may provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class. For example, an amendment to our articles of incorporation or other corporate action may provide that shares of common stock held by designated shareholders of record must be cashed out at a price determined by the corporation, subject to applicable dissenters’ rights.
Preferred Stock
The issuance of shares of preferred stock, while potentially providing desirable flexibility in connection with raising capital for our needs and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.
Bylaw Provisions
Certain provisions of by-laws may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire our business. These provisions might discourage some potentially interested purchaser from attempting a unilateral takeover bid for us on terms, which some shareholders might favor.
Our by-laws require our Board of Directors to be divided into three classes that serve staggered three-year terms. When a board is staggered, hostile bidders must win more than one proxy fight at successive shareholder meetings in order to exercise control of the board of the target.
The by-laws also require that any shareholder intending to nominate a candidate for election as a director must give written notice of the nomination, containing certain specified information, to our secretary not later than 90 days nor earlier than 120 days in advance of the meeting at which the election is to be held.
Pennsylvania Public Utility Commission Provisions
The Pennsylvania Public Utility Commission, or PPUC, has jurisdiction over a change in control of us or the acquisition of us by a third party. The PPUC approval process can be lengthy and may deter a potentially interested purchaser from attempting to acquire a controlling interest in us.
Miscellaneous
There are no preemptive rights, sinking fund provisions, conversion rights or redemption provisions applicable to the common stock. Holders of fully paid shares of common stock are not subject to any liability for further calls or assessments.
Transfer Agent and Registrar
The Transfer Agent and Registrar for the common stock is Broadridge Corporate Issuer Solutions, Inc, PO Box 1342, Brentwood, NY 11717.

DESCRIPTION OF DEBT SECURITIES
The following is a summary of the general terms and provisions of the debt securities we may offer under this prospectus and one or more prospectus supplements. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.
General
We may issue senior, senior subordinated, or subordinated debt securities, and in any case may be secured or unsecured. The debt securities will be our direct obligations. Senior securities will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. Senior subordinated securities will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated indebtedness. Subordinated securities will be subordinated in right of payment to senior subordinated securities.
Debt securities may be issued in one or more series with the same or various maturities, at par, at a premium, or at a discount. We need not issue all debt securities of one series at the same time. Unless we provide otherwise, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series. We may issue debt securities with terms different from those of debt securities that we previously issued.
The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
•
the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities;
•	whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
•	whether the debt securities will be secured or unsecured;
•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
•
the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, preferred stock, or any other security or property;
•	if convertible, the initial conversion price, the conversion period, and any other terms governing such conversion;

•	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
•
whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

•
if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

•
any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•
the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

•
the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•
whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

•
if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

•	whether the debt securities may be issuable in tranches;
•
the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•
any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the Trustee or the holders of the debt securities in connection with events of default;

•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;
•
if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

•
whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

•
whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;

•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
•	any other material terms or conditions upon which the debt securities will be issued.
Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.
Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.
Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.
The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.
Covenants
The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.
Consolidation, Merger and Transfer of Assets
The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:
•
the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•
we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.
Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.
Modification and Waiver
Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:
•	a change in the stated maturity date of any payment of principal or interest;
•	a reduction in the principal amount of or interest on any debt securities;
•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•	a change in the currency in which any payment on the debt securities is payable;
•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
•
a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:
•	waive compliance by us with certain restrictive provisions of the indenture; and
•
waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default
Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:
•	failure to pay interest on any debt security for 30 days after the payment is due;
•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
•
failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.
Remedies Upon an Event of Default
If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.
The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.
The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:
•	conducting any proceeding for any remedy available to the trustee; or
•	exercising any trust or power conferred upon the trustee.
The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
•	the holder has previously given the trustee written notice of a continuing event of default;
•
the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and
•	no direction inconsistent with such written request has been given to the trustee under the indenture.
However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.
Satisfaction and Discharge; Defeasance
Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,
•
we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or

•
we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

•
all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:
•	rights of registration of transfer and exchange, and our right of optional redemption;
•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•
rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;

•	the rights, obligations and immunities of the trustee under the indenture; and
•	the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:
•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•
to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:
•
we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•
we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:
•	payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
•	the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
•	rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
•	continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.
The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.
Global Securities
Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Securities Exchange Act of 1934. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.
Notices
We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law
The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.
Regarding the Trustee
From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

PLAN OF DISTRIBUTION
We may sell our securities from time to time to or through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also issue these securities as compensation to such agents, underwriters or dealers for making sales of our securities. We may use these methods in any combination.
By Underwriters
We may use an underwriter or underwriters in the offer or sale of our securities.
•	If we use an underwriter or underwriters, we will execute an underwriting agreement and the offered securities will be acquired by the underwriters for their own account.
•
We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.
By Dealers
We may use a dealer to sell our securities.
•	If we use a dealer, we, as principal, will sell our securities to the dealer.
•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.
By Agents
We may designate agents to solicit offers to purchase our securities.
•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.
•	Unless indicated otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.
•	An agent may be deemed to be underwriters under the Securities Act of 1933 (the “Securities Act”) of any of our securities that they offer or sell.
By Delayed Delivery Contracts
We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.
•
If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when payment will be demanded and securities delivered under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions set forth in the prospectus supplement.
•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Direct Sales
We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.
Shareholder Subscription Offerings
Direct sales to our shareholders may be accomplished through shareholder subscription rights distributed to shareholders. In connection with the distribution of shareholder subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. The shareholder subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration and will not be transferable. The prospectus supplement with respect to the offer of securities under shareholder subscription rights will set forth the relevant terms of the shareholder subscription rights, including:
•	the number of shares of our common stock that will be offered under the shareholder subscription rights;
•	the period during which and the price at which the shareholder subscription rights will be exercisable;
•	any provisions for changes to or adjustments in the exercise price of the shareholder subscription rights; and
•	any other material terms of the shareholder subscription rights.
General Information
Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Representatives of the underwriters or agents through whom our securities are or may be sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.
Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters or agents to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.
In compliance with guidelines of the Financial Institution Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS
Certain legal matters with respect to the validity of the securities being offered hereby will be passed on for us by Reed Smith LLP, Pittsburgh, Pennsylvania. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
EXPERTS
The financial statements and financial statement schedule incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, were audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov, and through a link on our website at http://www.yorkwater.com.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares covered by this prospectus.
•	Our Annual Report on Form 10-K for the year ended December 31, 2020;
•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, as filed with the SEC on May 4, 2021 and August 5, 2021, respectively;
•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC, including any amendments or reports filed for the purpose of updating such description; and
•
All filings we make with the SEC pursuant to the Securities Exchange Act of 1934 after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
The York Water Company
130 East Market Street
York, Pennsylvania 17401
Attn: Matthew E. Poff, Chief Financial Officer
Telephone: (717) 845-3601
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.